As filed with the Securities and Exchange Commission on April 16, 2004
Registration No. 333-103347

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMERUS GROUP CO.

(Exact name of Registrant as specified in its charter)

Iowa	42-1458424
(State or other jurisdiction of	(I.R.S. Employer
incorporation	Identification Number)
or organization)

699 Walnut Street
Des Moines, Iowa 50309-3948
(515) 362-3600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Joseph K. Haggerty
Senior Vice President and General Counsel
AmerUs Group Co.
699 Walnut Street
(515) 362-3600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on the Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Each Class	Amount to be	Maximum Offering	Maximum Aggregate	Amount of
of Securities to be Registered	Registered	Price Per Share(2)	Offering Price(2)	Registration Fee(3)
Stock Units(1)	75,000	$26.74	$2,005,500	$184.51

(1)	Each stock unit will entitle the holder thereof to receive an amount in cash equal to the fair market value of a share of the Company’s common stock on the day the stock unit is cashed out.

(2)	Estimated solely for the purpose of calculating the registration fee.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933 based upon the average of the high and low price as reported on the New York Stock Exchange on February 14, 2003.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell, and we are not soliciting offers to buy, these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED April 16, 2004

PROSPECTUS

AMERUS GROUP CO.

699 Walnut Street
Des Moines, Iowa 50309-3948
(515) 362-3600

AmerUs Group Co. Chairman’s Bonus Plan

Stock Units

     This prospectus relates to the AmerUs Group Co. Chairman’s Bonus Plan (the “Plan”). Under the Plan, we may issue up to 75,000 Stock Units to compensate and reward certain agents of our insurer-subsidiaries for attaining and maintaining specified levels of life insurance production and to encourage such agents to participate in our long-term success by correlating bonuses with the performance of our common stock. Each Stock Unit entitles the holder to receive an amount in cash equal to the fair market value of a share of our common stock on the date the Stock Unit is cashed out.

     Our common stock is listed on the New York Stock Exchange under the symbol “AMH”. On April 13, 2004, the last reported sale price of our common stock was $39.56 per share.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is_____________, 2004.

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different or additional information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

AVAILABLE INFORMATION

     We have filed a registration statement with the Securities and Exchange Commission (the “SEC”) relating to the Stock Units of which this prospectus forms a part. This prospectus does not contain all of the information described in the registration statement. For further information, you should refer to the registration statement.

     We file annual, quarterly and special reports, proxy statements and other information with the SEC under the United States Securities Exchange Act of 1934, or the Exchange Act. You may read and copy this information at the SEC’s public reference room in Washington, D.C. at: 450 Fifth Street, N.W., Room 1024, Washington, DC 20549. You can also request copies of this information, upon payment of a duplicating fee, by writing the SEC. Please call 1-800-SEC-0330 for further information on the operation of the public reference room.

     The SEC also maintains an internet site that contains reports, proxy statements and other information regarding issuers that file with the SEC. The website address is: http://www.sec.gov.

     Our common stock is listed and traded on the New York Stock Exchange under the trading symbol “AMH”. You can also inspect reports, proxy statements and other information about our company at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information contained in this prospectus or any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified, superseded or updated to the extent that information contained in this prospectus or any subsequently filed document incorporated or deemed to be incorporated by reference in this prospectus modifies, supersedes or updates such earlier information. Any information so modified, superseded or updated will not be deemed, except as so modified, superseded or updated, to constitute a part of this prospectus. We incorporate by reference the documents listed below and all future documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the termination of this offering (other than current reports furnished under Items 9 or 12 of Form 8-K).

     Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

     Current Reports on Form 8-K filed with the SEC on January 13, 2004, January 27, 2004, February 12, 2004 and February 25, 2004.

     We will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. Requests should be directed to: AmerUs Group Co., 699 Walnut Street, Des Moines, Iowa 50309-3948, telephone number (515) 362-3600, Attention: James A. Smallenberger.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains or incorporates statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to trends in our operations and financial results and our business and products, as well as other statements including words such as “anticipate”, “believe”, “plan”, “estimate”, “expect”, “intend” and other similar expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects on the Company. These forward-looking statements are not guarantees of our future performance.

     A variety of factors could cause our actual results to differ materially from the expected results expressed in our forward-looking statements, including those set forth in the documents incorporated by reference into this prospectus. Factors that may cause our actual results to differ materially from those we contemplate by the forward-looking statements include, among others, the following:

•	general economic conditions and other factors, including prevailing interest rate levels and stock and bond market performance, which may affect our ability to sell our products, the market value of our investments and the lapse rate and profitability of our policies;

•	our ability to achieve anticipated levels of operational efficiencies and cost-saving initiatives and to meet cash requirements based upon projected liquidity sources;

•	customer response to new products, distribution channels and marketing initiatives;

•	mortality, morbidity, and other factors which may affect the profitability of our insurance products;

•	our ability to develop and maintain effective risk management policies and procedures and to maintain adequate reserves for future policy benefits and claims;

•	changes in the federal income tax and other federal laws, regulations and interpretations, including currently proposed federal measures that may significantly affect the insurance business including limitations on antitrust immunity, minimum solvency requirements, and changes to the tax advantages of life insurance and annuity products or programs with which they are used;

•	increasing competition in the sale of insurance and annuities and the recruitment of sales representatives;

•	regulatory changes, actions, interpretations or pronouncements, including those relating to the regulation of insurance companies and the regulation and sale of their products;

•	our ratings and those of our subsidiaries by independent rating organizations which we believe are particularly important to the sale of our products;

•	the performance of our investment portfolios;

•	the impact of changes in standards of accounting;

•	our ability to integrate the business and operations of acquired entities;

•	expected protection products and accumulation products margins;

•	the impact of anticipated investment transactions; and

•	unanticipated litigation or regulatory investigations or examinations.

     There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. Forward-looking statements speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statement.

AMERUS GROUP CO.

     We are a holding company whose subsidiaries are engaged in the business of marketing, underwriting and distributing a broad range of protection products and accumulation products to individuals and businesses in 50 states, the District of Columbia and the U.S. Virgin Islands. Our primary protection product offerings consist of interest-sensitive whole life, equity-indexed life, universal life and term life insurance policies. Our primary accumulation product offerings consist of individual deferred fixed annuities, equity indexed annuities and insurance contracts issued through funding agreements. When used in this document, the terms “AmerUs,” “we,” “our” and “us” refer to AmerUs Group Co. (including American Mutual Holding Company and AmerUs Life Holdings, Inc. as predecessor entities of AmerUs Group Co.) and our consolidated subsidiaries, unless otherwise specified or indicated by the context.

     We were founded in 1896 as the mutual insurer Central Life Assurance Company. In 1996, we became the first mutual insurance holding company, a structure that allows mutuals to access the public equity markets, which AmerUs did in 1997 with its initial public offering. In 2000, AmerUs reorganized its mutual holding company structure through a full demutualization and became a 100% public stock company.

     Our principal executive offices are located at 699 Walnut Street, Des Moines, Iowa 50309-3948 and our telephone number is (515) 362-3600. You can find additional information concerning AmerUs and our business activities in the documents incorporated by reference in this prospectus.

DESCRIPTION OF THE PLAN

Issuer; Duration

     We are the issuer of the securities being offered under the Plan, which are units equal in value to the fair market value of a share of our company stock on the day a unit is cashed out (“Stock Units”). The Plan became effective on January 1, 2002 and will continue until terminated by the Committee described below.

Purpose of the Plan

     The plan is called the AmerUs Group Co. Chairman’s Bonus Plan (the “Plan”). The purpose of the Plan is to compensate and reward certain agents of AmerUs’ insurer-subsidiaries (collectively “Insurers”) by rewarding agents for meeting certain sales thresholds and by tying such rewards to the performance of the Company’s common stock.

Administration

     The Chief Executive Officer of AmerUs will appoint a committee of between three and five employees of AmerUs and/or its Insurers to administer the Plan (“Committee”). The Chief Executive Officer may change the composition of the Committee at any time. The Committee has the power to grant participants Stock Units according to the Plan. The Committee may also interpret the Plan and take such steps as are reasonably necessary to appropriately administer the Plan. Any decision made by the Committee regarding the Plan will be final. No Committee member will be liable to any person for any action or omission made in conjunction with the administration of the Plan.

Securities Subject to the Plan; Adjustments

     The Plan covers 75,000 Stock Units, subject to adjustment as described immediately below. Under the Plan, the Committee may award participants Stock Units that, following vesting, will be exchanged for a cash payment equal to the fair market value of a corresponding number of shares of AmerUs common stock. Participants are not required to pay for awards granted under the Plan.

     If there is a change in the number of outstanding shares of AmerUs common stock (because of a stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares), the Committee will adjust the number of Stock Units issued to each participant to the extent necessary to reflect the change.

Plan Eligibility

     Agents of an Insurer who sign certain agency contracts with an Insurer become eligible to receive Stock Units under the Plan. Each Insurer may publish a yearly addendum to the Plan (the “Base Year Supplement”) establishing criteria by which awards are made. The Base Year Supplement, which may vary from Insurer to Insurer and year to year, sets forth the minimum sales threshold an agent must meet during the year to receive an award under the Plan. The Base Year Supplement will specify, for each type of agent contract included, which products are included for purposes of meeting the minimum sales threshold. An Insurer may choose not to award new grants for a given year by not publishing a Base Year Supplement.

Grant of Awards

     As of February 15 of the year after the year as to which the Base Year Supplement is published, the Committee will determine which agents have met the minimum sales threshold established for such year. Each qualifying agent will receive a number of unvested Stock Units equal to i) the agent’s actual qualifying sales multiplied by a bonus rate set forth in the Base Year Supplement, divided by ii) the fair market value of a share of Company stock on that day. Within thirty (30) days of determining the awards, the Committee will notify each qualifying agent of his or her award.

Vesting

     Each Base Year Supplement sets forth the number of years (at least three) over which the Stock Units awarded will vest. Except as otherwise provided in the Plan, an agent must meet the minimum sales threshold set forth in the Base Year Supplement for each year during the vesting period in order for the full award to vest. If an agent does not meet the minimum performance threshold in one or more of the years during the vesting period, that portion of the award will not vest and will be forfeited, except as otherwise provided in the Plan. For example, if the vesting period is three years and the agent meets the performance threshold in years one and three, but not year two, 1/3 of the Stock Units will vest in year one, 1/3 of the Stock Units will be forfeited in year two and 1/3 of the Stock Units will vest in year three.

     Upon a participant’s death, any of the participant’s unvested Stock Units will vest. If a participant becomes disabled for fewer than five (5) years, vesting will be suspended during the time he or she is disabled. When the participant ceases to be disabled, vesting will resume. A disabled participant’s award will not vest during the year he or she becomes disabled or the year the disability ends unless he or she meets the minimum sales threshold for those years. If a participant is disabled for longer than five (5) years, he or she will forfeit any unvested Stock Units. On or after a participant’s 65th birthday, the participant may elect to have all of his or her Stock Units vest, if (1) the participant has met certain production thresholds during the six years preceding the election; and (2) the election is made after January 1, 2010.

Certain Forfeitures of Stock Units

     If a participant’s agency contract is terminated for cause, the participant forfeits all vested and unvested Stock Units.

Cashing Out Stock Units

     Unless deferred, a participant’s Stock Units will be cashed out after the final vesting date for the given award. Within thirty (30) days after the final vesting date, the Company will pay the participant, for each Stock Unit cashed out, cash equal to the fair market value of a share of AmerUs common stock on the first day following the final vesting date applicable to such Stock Units. A participant may elect to defer cashing out any award of Stock Units for a period of time set by the Committee, but in no event less than two years from the final vesting date or the participant’s 65th birthday, as applicable. A participant may also elect to re-defer a previously deferred cash out of an award of Stock Units. The time and manner of such elections shall be determined by the Committee.

     In the event a participant dies, the Committee will promptly cash out all the participant’s Stock Units following the Committee’s receipt of the death notice. The cash out amount will be calculated using the fair market value as of the day of the participant’s death or the next business day. The Company will pay the cash out amount to the participant’s designated beneficiary or to the participant’s estate if the participant did not designate a beneficiary.

     If a participant’s agency contract is terminated without cause prior to the final vesting date for any Stock Units granted, the Committee will cash out, following the final vesting date, any Stock Units that were vested as of termination of the contract. If a participant’s agency contract is terminated without cause after the final vesting date, the Committee will cash out any vested Stock Units as of the day of termination of the contract.

     The Committee may cash out any participant’s vested Stock Units at any time or it may postpone cashing out any Stock Unit unless AmerUs is indemnified against liability for any tax. In addition, the Committee may offset any cash out amount against amounts owed by the participant to one or more Insurers.

Exercise of Awards by Non-participants

     While the participant is alive, vested Stock Units may only be cashed out by the participant or the Committee. A participant may transfer his or her vested Stock Units only by will or intestacy.

Change of Control

     The Base Year Supplement may contain provisions regarding the vesting of Stock Units in the event of a Change of Control (as defined immediately below). If the Base Year Supplement is otherwise silent, all unvested Stock Units will vest upon such Change of Control and will be cashed out at the fair market value on the day before the Change of Control and paid out as soon as practicable thereafter.

     For purposes of this Plan, a Change of Control results on the occurrence of a number of corporate events including: (a) any “person” becomes the beneficial owner of more than twenty-five percent (25%) of the stock or voting securities of AmerUs; (b) the individuals who, prior to a merger, reorganization or consolidation constituted the board of directors of the Company cease to constitute at least a majority thereof, unless the election of each director of AmerUs was approved by a vote of at least two-thirds of the directors prior to the merger, reorganization or consolidation; or (c) consummation by AmerUs of either: (i) a merger, reorganization, consolidation, or similar transaction in which the former beneficial owners of the outstanding stock and voting securities of AmerUs do not beneficially own, immediately after such merger, directly or indirectly, more than sixty percent (60%) of the stock and combined voting power, or (ii) a plan of liquidation or agreement for the sale or other disposition of all or substantially all of the assets of AmerUs.

Amendments and Termination

     AmerUs may amend, alter or terminate the Plan at any time. No amendment or alteration may impair a participant’s interest in vested or unvested Stock Units or any grant which may be made in respect of the year in which the termination occurs, without the participant’s consent. If the plan terminates or one or more Insurers discontinue grants under the Plan, the Committee will publish the minimum sales threshold for the remaining vesting years for granted but unvested Stock Units. If the Committee does not publish a new threshold, the most recent production threshold prior to the termination will be continued.

Unfunded Status of the Plan

     The Plan is an “unfunded” plan for incentive and deferred compensation. Participants have no greater rights in the Plan than AmerUs’ general creditors. The Committee may authorize the creation of trusts or other arrangements to meet the Plan obligations regarding awards granted under the Plan.

Resale Restrictions

     Participants may not transfer vested or unvested Stock Units, except that a participant may provide for distribution of vested Stock Units to a beneficiary or his or her estate upon his or her death.

Miscellaneous

     No Stock Unit certificates will be issued under the Plan. AmerUs will maintain accounting records of each participant’s vested and unvested interests in the Plan. The Committee’s decision regarding any dispute regarding the records will be final. On the reasonable request of a participant, AmerUs will provide a participant with a report on the status of his or her account.

Additional Information about the Plan

     Requests for additional information regarding the Plan should be directed to: AmerUs Group Co., 699 Walnut Street, Des Moines, Iowa 50309-3948, telephone number (515) 362-4588, Attention: John Cleavenger.

TAX CONSIDERATIONS

     The United States federal income tax consequences of participation in the Plan generally will be as set forth below. This summary is limited to participants who are United States citizens. Each participant is urged to consult his or her personal tax advisor with respect to the application of the federal income tax laws to his or her personal circumstances, changes in these laws and the possible effect of other taxes.

     A grant of Stock Units has no federal income tax consequences at the time of such grant. Upon the cash out of Stock Units following the final vesting date or end of a deferral or re-deferral period, as applicable, the amount of any cash received is taxable as ordinary income, and AmerUs will be entitled to a corresponding deduction. In the event a participant is eligible to give the Committee a Vest at 65 Notice, the Fair Market Value of any Stock Units that have not previously been deferred in accordance with the Plan will be taxed as ordinary income. AmerUs may withhold from a participant’s vested interest in any Stock Units any withholding or other tax required by law to be withheld or paid by AmerUs with respect to such Stock Units.

     The Plan is not qualified under Section 401(a) of the Internal Revenue Code and is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended.

USE OF PROCEEDS

     We will not receive any proceeds from the recipients of the Stock Units for either the grants thereof or from any future exercise of the Stock Units.

PLAN OF DISTRIBUTION

     Stock Units will be granted directly by us to certain agents of our insurer-subsidiaries pursuant to the Plan. A copy of this prospectus will be delivered by us to agents of our insurer-subsidiaries prior to their receipt of a grant of Stock Units.

LEGAL MATTERS

     Certain legal matters in connection with the Stock Units offered under this prospectus will be passed upon for us by Joseph K. Haggerty, Esq., Senior Vice President and General Counsel of AmerUs. Mr. Haggerty beneficially owns 8,195 shares of, or stock units payable in, our common stock and options to purchase 37,000 shares of our common stock.

EXPERTS

     Our consolidated balance sheets as of December 31, 2003 and 2002 and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2003 have been incorporated by reference into this prospectus in reliance on the reports of Ernst & Young LLP, independent auditors, given on the authority of that firm as experts in auditing and accounting.

AmerUs Group Co.

AmerUs Group Co. Chairman’s Bonus Plan

Stock Units

PROSPECTUS

[   ], 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses payable by the Registrant in connection with the distribution of the securities being registered. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission filing fee	$184.51
Printing	$3,000.00
Legal fees and expenses	$50,000.00
Accounting fees and expenses	$15,000.00
Miscellaneous	$1,000.00
Total	$69,184.51

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 490.202 of the Iowa Business Corporation Act, or the IBCA, provides that a corporation’s articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for any action taken, or failure to take action, as a director, provided that the provision does not eliminate or limit the liability of a director for the amount of a financial benefit received by a director to which the director is not entitled; an intentional infliction of harm on the corporation or the shareholder; violation of Section 490.833; or an intentional violation of criminal law. Further, Section 490.851 of the IBCA provides that a corporation may indemnify its directors party to a proceeding against liability incurred in the proceeding by reason of such person serving in the capacity of director, if such person has acted in good faith and in a manner reasonably believed by the individual to be in the best interests of the corporation, if the director was acting in an official capacity, and in all other cases that the individual’s conduct was at least not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual’s conduct was unlawful or the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.

     The indemnity provisions under Section 490.851 do not apply (i) in the case of actions brought by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Subsection 1 of Section 490.851; or (ii) in connection with any proceedings with respect to conduct for which the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled, whether or not involving action in the director’s official capacity. In addition, Section 490.852 of the IBCA provides mandatory indemnification of reasonable expenses incurred by a director who is wholly successful in defending any action in which the director was a party because the director is or was a director of the corporation. A director who is a party to a proceeding because the person is a director may also apply for court-ordered indemnification and advance of expenses under Section 490.854.

     Under Section 490.856, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because the person is an officer to the same extent as to a director. If the person is an officer but not a director, further indemnification may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract, except for liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding or for, liability arising out of conduct that constitutes receipt by the officer of a financial benefit to which the officer is not entitled; an intentional infliction of harm on the corporation or the shareholders; or an intentional violation of criminal law. Such indemnification is also available to an officer who is also a director if the basis on which the officer is made a party to a proceeding is an act or omission solely as an officer.

     An officer of a corporation who is not a director is entitled to mandatory indemnification under Section 490.852, and may apply to a court under Section 490.854 for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance for expenses under those provisions.

     The Registrant’s Articles of Incorporation provide that no director of the Registrant will be liable to the Registrant or its shareholders for monetary damages for any breach of fiduciary duty as a director, except to the extent required by the IBCA. This provision will not prevent shareholders from obtaining injunctive or other equitable relief against directors nor will it shield directors from liability under Federal or state securities laws. In addition, the Articles of Incorporation provide that the Registrant will to the maximum extent permitted by law, indemnify a person who incurs any loss by reason of the fact that he or she is or was or has agreed to be a director or officer of the Registrant or while a director or officer of the Registrant is or was serving at the request of the Registrant as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, subject to such person having met the standards of conduct required for such indemnification under Iowa law. If the IBCA is modified to further limit the liability of directors, then such modification is automatically and without further action applicable to the Registrant’s directors.

     Subject to shareholder approval, the Registrant plans to update its Articles of Incorporation to reflect the amended IBCA effective as of January 1, 2003, which amended IBCA is described above.

     The Registrant’s Bylaws provide that the Registrant shall indemnify and advance expenses to any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including a grand jury proceeding) and whether formal or informal, by reason of the fact that such person (i) is or was a director or officer of the Registrant or any of its subsidiaries, whether before or after the conversion of the Registrant from a mutual insurance holding company to a stock company, or (ii) while a director or officer of the Registrant or any of its subsidiaries, whether before or after the conversion of the Registrant from a mutual insurance holding company, is or was serving at the request of the Registrant as a director, officer, employee, agent, partner or trustee (or in a similar capacity) of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan, to the maximum extent it is permitted to do so by the IBCA. An amendment to the IBCA will be adopted and applied only to the extent that such amendment permits the Registrant to provide broader indemnification than previously permitted prior to such amendment. The Bylaws provide for indemnification of such person against reasonable expenses (including attorneys’ fees), judgments, fines, penalties, including an excise tax assessed with respect to an employee benefit plan, and amounts paid in settlement actually and reasonably incurred by such person in connection with such claim, action, suit or proceeding or any appeal thereof. However, entitlement to such indemnification is conditional upon the Registrant being afforded the opportunity to participate directly on behalf of such person in such claim, action, suit or proceeding or any related settlement discussions. Entitlement to indemnification with respect to any settlement or other nonadjudicated disposition is further conditional upon the prior approval by the Registrant of the proposed settlement or nonadjudicated disposition. Such approval shall be made (a) by the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the claim, action, suit or proceeding, or (b) by special legal counsel selected by the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the claim, action, suit, or proceeding, or, if the requisite quorum of the full board cannot be obtained therefor, by a majority vote of the full board, in which selection of counsel directors who are parties may participate. The Bylaws also provide that the Registrant shall indemnify a person for costs and expenses incurred in connection with successfully establishing in any action or proceeding his or her right to indemnification by the Registrant. Except as limited by the IBCA, the indemnification and advancement of expenses provisions of the Bylaws are not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any other bylaw, agreement, vote of shareholders or disinterested directors, law or otherwise.

     As permitted by and in accordance with Section 490.857 of the IBCA, the Registrant maintains a directors’ and officers’ liability insurance policy to insure against losses arising from claims made against its directors and officers, subject to the limitations and conditions as set forth in the policies. In addition, the Registrant has entered into indemnification agreements with its directors and certain of its executive officers providing for the indemnification of such persons as permitted by its Articles of Incorporation and Iowa law.

ITEM 16. EXHIBITS.

Exhibit No.	Description
4.1	Amended and Restated AmerUs Group Co. Chairman’s Bonus Plan*

5.1	Opinion of Joseph K. Haggerty, Esq., Senior Vice President and General Counsel, regarding the legality of the Stock Units*

23.1	Consent of Ernst & Young LLP*

23.2	Consent of Counsel (contained on Exhibit 5.1)*

24.1	Powers of Attorney (contained on the signature page)*

*	Filed herewith

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement.

     Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, as of the 16th day of April, 2004.

AMERUS GROUP CO.

By:	*
Roger K. Brooks
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of AmerUs Group Co. hereby severally constitute and appoint Thomas C. Godlasky, James A. Smallenberger and Melinda S. Urion, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names and in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 16th day of April, 2004.

Names	Capacity
* Roger K. Brooks	Chairman, Chief Executive Officer and Director

Thomas C. Godlasky	President, Chief Operating Officer and Director

* Melinda S. Urion	Executive Vice President and Chief Financial Officer

* Brenda J. Cushing	Senior Vice President and Controller

* John R. Albers	Director

	* David A. Arledge	Director

	Alecia A. DeCoudreaux	Director

	* Thomas F. Gaffney	Director

	* John Norris	Director

	* Andrew J. Paine, Jr.	Director

	* Jack C. Pester	Director

	* John A. Wing	Director

	* F.A. Wittern, Jr.	Director

*By:	/s/ Thomas C. Godlasky

Thomas C. Godlasky Attorney in Fact

EXHIBIT INDEX TO REGISTRATION STATEMENT ON FORM S-3

Exhibit No.	Description

4.1	Amended and Restated AmerUs Group Co. Chairman’s Bonus Plan

5.1	Opinion of Joseph K. Haggerty, Esq., Senior Vice President and General Counsel, regarding the legality of the Stock Units

23.1	Consent of Ernst & Young LLP

23.3	Consent of Counsel (contained on Exhibit 5.1)

24.1	Powers of Attorney (contained on the signature page)